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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Marlton Technologies, Inc. on Form S-8 (File No. 33-3647) of our report dated March 19, 1998, on our audits of the consolidated financial statements and financial statement schedule of Marlton Technologies, Inc. as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997 which report is included in this Form 10-K.





Coopers & Lybrand L.L.P.




2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1998


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